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                                    (23)(A)






INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-17041 of Sierra Pacific Power Company on Form S-3 of our report dated February 14, 1997, appearing in and incorporated by reference in the Annual Report on Form 10-K of Sierra Pacific Power Company for the year ended December 31, 1996.

DELOITTE & TOUCHE, LLP

Reno, Nevada
March 21, 1997